Exhibit 10.2	EXECUTION COPY

INVESTMENT AGREEMENT

between

APOLLO MEDICAL HOLDINGS, INC.

and

NNA OF NEVADA, INC.

March 28, 2014

-i-

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

		Page

	ARTICLE VIII

	SURVIVAL; INDEMNIFICATION

8.1	Survival of Representations and Warranties	28
8.2	Indemnification	29
8.3	Method of Asserting Indemnification for Third Party Claims	29
8.4	Method of Asserting Indemnification for Other Claims	30
8.5	Limitations on Indemnification	30

	ARTICLE IX

	MISCELLANEOUS

9.1	Fees and Expenses	30
9.2	Independent Contractors	31
9.3	Specific Enforcement	31
9.4	Successors and Assigns	31
9.5	Entire Agreement	31
9.6	Notices	32
9.7	Time Periods; Business Days	32
9.8	Amendments	33
9.9	Waiver	33
9.10	Descriptive Headings; No Strict Construction	33
9.11	Governing Law	33
9.12	Consent to Jurisdiction; Waiver of Jury Trial	33
9.13	Severability	34
9.14	Counterparts	34
9.15	Captions	34

EXHIBITS

A.	Form of Convertible Note
B.	Form of Warrant
C.	Form of Registration Rights Agreement

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INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of March 28, 2014 (the “Effective Date”), is entered into by and between Apollo Medical Holdings, Inc., a Delaware corporation (“Company”), and NNA of Nevada, Inc., a Nevada corporation (“Purchaser”).

BACKGROUND STATEMENT

A.              In connection with the consummation of the transactions contemplated by this Agreement, Company and Purchaser are entering into a credit agreement, dated as of March 28, 2014, pursuant to which Purchaser, as lender, will provide to Company, as borrower, (i) a revolving credit facility of up to $1,000,000 and (ii) a term loan of $7,000,000 (such credit agreement, as amended, restated, refinanced, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.              Upon the terms and subject to the conditions set forth in this Agreement, Company wishes to sell to Purchaser and Purchaser wishes to purchase from Company the following: (i) a convertible note of Company providing an option for Company to borrow $2,000,000 pursuant to the terms thereof, (ii) 2,000,000 shares of Common Stock of Company, $.001 par value, at a price of $1.00 per share, (iii) warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share if Company borrows under the convertible note as described in clause (i) above, (iv) warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $1.00 per share in connection with Purchaser’s purchase of Common Stock referenced in clause (ii) above, and (v) (a) warrants to purchase 1,000,000 shares of Company’s Common Stock at an exercise price of $1.00 per share and (b) warrants to purchase 2,000,000 shares of Company’s Common Stock at an exercise price of $2.00 per share, each in connection with the loans extended by Purchaser pursuant to the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1              Defined Terms. In addition to the words and terms defined elsewhere in this Agreement, the following terms when used herein shall have the following respective meanings:

“Acquisition” means any transaction or series of related transactions, consummated on or after the Effective Date, by which Company or any of its Subsidiaries, (i) acquires all or substantially all of the assets of any Person or any going business, division thereof or line of business, whether through purchase of assets, merger or otherwise, (ii) acquires Capital Stock of any Person having at least a majority of combined voting power of the then outstanding Capital Stock of such Person or (iii) enters into a Physician Practice Management Agreement (as defined in the Convertible Note), some other physician practice management agreement or such other agreement with another Person and the effect of which is to cause such Person to be consolidated with Company in accordance with GAAP.

“Affiliate” means, as to any Person, (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or is consolidated with such Person in accordance with GAAP, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, ten percent (10%) or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Investment Agreement and all schedules and exhibits hereto, together with any amendments, modifications, replacements and supplements hereto, any substitutes herefor, and any replacements, renewals or extensions hereof, in whole or in part, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

“Business Day” means any day of the year on which banks are open for business in Waltham, Massachusetts.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Capital Stock Equivalents” means any evidences of indebtedness, shares of capital stock or other securities (including without limitation the Warrants and Convertible Note) that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Capital Stock, and any and all options, warrants or other securities or rights to subscribe for, purchase or otherwise acquire shares of Capital Stock or any of the foregoing and any other security or instrument representing, convertible into or exchangeable for Capital Stock or any of the foregoing, in each case whether or not immediately exercisable.

“Common Stock” means common stock of Company.

“Common Stock Equivalents” means any evidences of indebtedness, Capital Stock, shares of stock or other securities (including without limitation the Warrants and Convertible Note) that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, and any options, warrants or other securities or rights to subscribe for, purchase or otherwise acquire shares of Common Stock or any of the foregoing, in each case whether or not immediately exercisable.

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“Company Board” means the Board of Directors of Company and each board of directors of the Subsidiaries of which Company owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof.

“Company Parties” means Company and the Subsidiary Guarantors.

“Confidential Information” means, with respect to a party hereto or any of its Affiliates (the “Disclosing Party”), any and all confidential or proprietary information and material disclosed by the Disclosing Party to the other party hereto or any of its Affiliates (the “Receiving Party”) or obtained by the Receiving Party through inspection or observation of the Disclosing Party’s property or facilities (whether in writing, or in oral, graphic, electronic or any other form), whether disclosed or obtained before, on or after the Effective Date, including any (a) trade secret, know-how, idea, invention, process, technique, algorithm, program (whether in source code or object code form), hardware, device, design, schematic, drawing, formula, data, plan, strategy and forecast of, and (b) technical, engineering, manufacturing, product, marketing, servicing, financial, personnel, log-in or identification passwords and other information and materials of, the Disclosing Party and its employees, consultants, investors, Affiliates, licensors, suppliers, vendors, customers, clients and other Persons, provided, that Confidential Information shall not include any such information which (a) was in the public domain on the Closing Date or comes into the public domain other than through the fault or negligence of the other party hereto (the “Receiving Party”) or any of its Affiliates, (b) was lawfully obtained by the Receiving Party from a third party, but only to the extent that such source is not known by the Receiving Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information, (c) was known to the Receiving Party or any of its Affiliates at the time of disclosure of such Confidential Information to the Receiving Party by the Disclosing Party, provided that the Receiving Party was not, at such time, subject to any confidentiality obligation to the Disclosing Party with respect thereto, or (d) was independently developed by the Receiving Party without making use of any Confidential Information. For the avoidance of doubt, it is expressly agreed and understood that (i) financial projections of Company were disclosed by Company to Purchaser (or any person on behalf of the Purchaser) on March 4, 2014 and on March 11, 2014 (collectively, the "Projections") as required by Purchaser and the Projections were prior to the date hereof subject to the confidentiality provisions of Section 9.6 of the Credit Agreement, dated as of October 15, 2013, as amended by the First Amendment To Credit Agreement, dated as of December 20, 2013 (as so amended, the “Existing Credit Agreement”), (ii) information that was subject to the confidentiality provisions of Section 9.6 of the Existing Credit Agreement, including the Projections, shall be deemed Confidential Information and subject to the confidentiality provisions of Section 5.9, and (iii) Purchaser acknowledges that the Projections have only been used to determine the financial covenants in the Convertible Note and the Credit Agreement and shall not be used for any other purpose

“Convertible Note” means the Convertible Note of Company providing an option for Company to borrow $2,000,000 pursuant to the terms thereof and substantially in the form of Exhibit A to be issued in accordance with ARTICLE II.

“Credit Documents” has the meaning set forth in the Credit Agreement.

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“Equity-Based Payments” means any payments arising out of or in connection with any phantom equity rights, equity appreciation rights, profits interests, bonuses or other payments calculated in reference to the valuation or changes in valuation of Company’s equity, including without limitation, any phantom equity, profits interests and/or similar rights granted by Company pursuant to any employment or consulting agreement or any employee benefit plan.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other Common Stock Equivalents, in each case at or above Fair Market Value of Common Stock at the time of issuance, to employees, consultants, officers or directors of Company pursuant to the 2013 Equity Incentive Plan, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (c) Common Stock Equivalents listed on Schedule 3.6(b), provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) shares of Common Stock pursuant to the conversion or exercise of Common Stock Equivalents previously treated as a Subsequent Issuance for the anti-dilution protection in the Warrants and the Convertible Note and a New Security for the subscription rights in Section 6.3, (e) shares of Common Stock and Common Stock Equivalents issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company Board, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Company and shall provide to Company additional benefits in addition to the investment of funds, but shall not include a transaction in which Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (f) shares of Common Stock in a bona fide, firmly underwritten public offering pursuant to a registration statement under the Securities Act, and with a purchase price per share of at least $2.00 (such offering pursuant to this clause (f), a “Qualified IPO”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time (except as provided herein).

“Fair Market Value” means, with respect to a share of Common Stock, an option or other Common Stock Equivalent issued by Company, for any date, the price determined by the first of the following clauses that applies: (a) the average of the daily volume weighted average trading price of the Common Stock for the five Trading Days immediately prior to such date on the Principal Trading Market, or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board in good faith; provided, that in connection with an Acquisition, the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration as would be received for such Common Stock.

“Fully Diluted Basis” means, with respect to the Common Stock, as of any date of determination, the number of shares of outstanding Common Stock as of such date plus, without duplication, the maximum number of shares of Common Stock issuable as of such date upon exercise of the purchase, conversion or exchange rights associated with all issued and outstanding Common Stock Equivalents.

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“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for Company and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of Company and its Subsidiaries prior to the Effective Date.

“Governmental Authority” means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Guaranty” means a guaranty agreement, dated as of the Effective Date, made by the Subsidiary Guarantors in favor of Purchaser, as amended, modified, restated and supplemented from time to time.

“Laws” mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules or regulations.

“Liabilities” means, in respect of a Person, all indebtedness, obligations, and other liabilities of such Person, whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due.

“Lien” means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises by virtue of contract, statute or common law, including but not limited to the lien or security interest arising from a mortgage, security agreement, pledge, lease, conditional sale, consignment or bailment for security purposes or from attachment, judgment or execution. The term “Lien” shall include any easements, covenants, restrictions, conditions, encroachments, reservations, rights-of-way, leases and other title exceptions and encumbrances affecting real property. For the purpose of this Agreement, Company Parties shall be deemed to own, subject to a Lien, any proceeds of a sale with recourse of accounts receivable, any asset leased under any “sale and lease back” or similar arrangement and any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

“Material Adverse Effect” means a material adverse effect upon, or a material adverse change in, any of (i) the financial condition, operations, business or properties of Company Parties, taken as a whole, (ii) the ability of Company Parties to perform under this Agreement or any other Transaction Document in any material respect or any other material contract in any material respect to which any one or more of them is a party; (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document; or (iv) the rights and remedies of Purchaser under this Agreement or any other Transaction Document (other than a change resulting from any act or omission by Purchaser), except with respect to clauses (ii) and (iv), the failure of Company to perform its obligations under Section 2(c) of the Registration Rights Agreement related to or resulting from (A) a change in the financial, banking or securities markets generally (including any disruption thereof and any decline in the price of any security or any market index), (B) changes in Laws or other binding directives issued by any Governmental Authority or (C) the failure for any reason whatsoever (other than because of any failure of Company to perform the covenants and obligations within its control under the Registration Rights Agreement) of the SEC to declare effective any registration statement of Company as required under the Registration Rights Agreement.

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“NASDAQ” means the NASDAQ Stock Market or, when used with reference to a particular market tier of the NASDAQ Stock Market, including without limitation the NASDAQ Global Select Market or NASDAQ Global Market, means and includes that particular market tier and its related listing criteria and rules.

”Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by (i) any court, administrative agency or other Governmental Authority or (ii) any arbitrator that is legally binding.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Trading Market” means the OTC Markets Group, Inc.’s OTCQB Marketplace, NASDAQ, or, if the Common Stock is not listed or traded on a marketplace maintained by either the OTC Markets Group, Inc. or NASDAQ, the national securities exchange, automated quotation system or other securities trading market on which the Common Stock is then primarily listed or quoted.

“Purchase Shares” means the 2,000,000 shares of Common Stock to be purchased and sold in accordance with ARTICLE II.

“Registration Rights Agreement” means the registration rights agreement in the form of Exhibit C to be entered into by Purchaser and Company on the Closing Date.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, as in effect from time to time.

“Securities” means, collectively, the Convertible Note, the Conversion Shares, the Purchase Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Shareholders Agreement” means the Shareholders Agreement, dated as of the Effective Date, by and between certain shareholders of Company and Purchaser.

“Subsequent Issuance” means any issue, sale, grant by Company of Common Stock or Common Stock Equivalents or rights to acquire any of the foregoing after the initial issuance of the Warrants and the Convertible Note.

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“Subsidiary” means any corporation, partnership, limited liability company, association or other business entity (i) of which Company owns, directly or indirectly, more than fifty percent (50%) of the voting securities thereof or (ii) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, by Company and is consolidated with Company in accordance with GAAP.

“Subsidiary Guarantor” means any Subsidiary of Company that is a guarantor of the obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to Purchaser as holder of the Convertible Note).

“Trading Day” means any day on which the Common Stock is traded on the Principal Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Trading Market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Trading Market (or if the Principal Trading Market does not designate in advance the closing time of trading thereon, then during the hour ending at 4:00 p.m., New York City time).

“Transaction Documents” means each and all of this Agreement, the Registration Rights Agreement, the Convertible Note, the Warrants, the Guaranty, the Credit Documents, the Shareholders Agreement and any and all other agreements, instruments and documents now or hereafter executed by or behalf of Company Parties or delivered to Purchaser with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

“2013 Equity Incentive Plan” means the 2013 equity incentive plan of Company as in effect on the Closing Date.

“Warrants” mean the Common Stock Purchase Warrants in substantially the form of Exhibit B to be issued in accordance with ARTICLE II, which Warrants shall mean and include each of the following: (a) warrants to purchase 1,000,000 shares of Common Stock at an initial exercise price of $1.00 per share in connection with Purchaser’s purchase of the Purchase Shares, (b) warrants to purchase 1,000,000 shares of Company’s Common Stock at an initial exercise price of $1.00 per share, in connection with Purchaser’s purchase of the Convertible Note, and (c) (i) warrants to purchase 1,000,000 shares of Company’s Common Stock at an initial exercise price of $1.00 per share and (ii) warrants to purchase 2,000,000 shares of Company’s Common Stock at an exercise price of $2.00 per share, each of such warrants described in (c)(i) and (ii) in connection with the loans extended by Purchaser pursuant to the Credit Agreement.

“Warrant Shares or Warrant Number” means, with respect to any Warrant, the number of shares of Common Stock issuable upon cash exercise in full of such Warrant and, with respect to all Warrants, the aggregate total number of shares of Common Stock issuable upon cash exercise in full of all such Warrants.

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1.2              Additional Definitions.

The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
Board Observer	6.1
Closing	2.2
Closing Date	2.2
Common Stock	Background Statement
Company	Preamble
Consents, Approvals and Filings	3.4
Conversion Shares	3.2
Credit Agreement	Background Statement
Disclosing Party	Definition of Confidential Information
Effective Date	Preamble
Express Company Representations	4.7
Indemnity Notice	8.4
Losses	8.2(a)
New Security	6.3(a)
OTCQB	3.6(c)
Principal Officer Certifications	3.8(c)
Purchaser	Preamble
Purchaser Director	6.1
Qualified IPO	Clause (e) of Exempt Issuances
Receiving Party	Definition of Confidential Information
Requisite Holder Condition	6.1
Response Period	6.3(b)
SEC	3.8(a)
SEC Documents	3.8(a)
Subscription Proposals	6.3(c)
Superior Trading Market	5.4

1.3              Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

ARTICLE II

PURCHASE AND SALE OF THE SECURITIES

2.1              Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at Closing, Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, as specified below, the Securities:

(a)         the Convertible Note, for a purchase price equal to the principal amount of the loan to be funded thereunder at Closing;

(b)         the Purchase Shares, for a purchase price of $1.00 per share;

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(c)         the Warrants, to purchase an aggregate of 5,000,000 shares of Common Stock, in such amounts and at such initial exercise prices as specified in Section 1.1 in the definition of “Warrants.”

2.2              Closing. The closing of the purchase and sale of the Convertible Note, the Purchase Shares and the Warrants pursuant to Section 2.1 (the “Closing”) shall take place remotely via exchange of documents on the first Business Day following the satisfaction or waiver of the applicable conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions), provided, that the Closing may take place at such other place, time or date as shall be mutually agreed upon by Company and Purchaser (the date of the Closing, the “Closing Date”).

2.3              Closing Deliveries. At the Closing, Company shall deliver to Purchaser (a) the Convertible Note, (b) the Purchase Shares, (c) the Warrants and (d) such other deliveries as are specified in Section 7.2(f). Delivery of the Convertible Note, the Purchase Shares and the Warrants and such other deliveries shall be made against receipt by Company of (i) the purchase price payable for such Securities as specified in Section 2.1, which shall be paid by Purchaser by wire transfer of immediately available funds to Company’s account designated in writing to Purchaser not later than the second Business Day before the Closing Date, and (ii) such other deliveries as are specified in Section 7.3(c).

2.4              Calculation of Conversion Price. The Convertible Note shall, subject to adjustment as provided in the Convertible Note, initially be convertible into a number of shares of Common Stock derived by dividing the aggregate outstanding principal amount of the Convertible Note to be converted by $1.00. The Conversion Price and other terms of the Convertible Note will be subject to adjustment as provided in the Convertible Note.

2.5              Warrants. Company and Purchaser hereby acknowledge and agree that (i) the Warrants are part of an investment unit within the meaning of Section 1273(c)(2) of the Code, (ii) for United States federal income tax purposes, (A) the issue price of the Warrants referred to in clause (a) of the definition thereof within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $10,000 (or $0.01 per warrant as of the Effective Date), (B) the issue price of the Warrants referred to in clause (b) of the definition thereof within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is equal to $0.01 per warrant as of the date of its issuance, (C) the issue price of the Warrants referred to in clause (c) of the definition thereof within the meaning of Section 1273(b) of the Code, which issue price was determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations, is as set forth in Section 2.14 of the Credit Agreement, and (iii) each of Company and Purchaser shall use such issue price for all income tax purposes with respect to the issuance of the Warrants.

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2.6              Acceptability of Proceedings at Closing. All actions to be taken and all documents to be executed and delivered by the Company Parties and other related Persons in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and all actions to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated at the Closing shall be reasonably satisfactory in form and substance to Company and its counsel. All actions to be taken and all documents to be executed and delivered by all parties hereto at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed, and delivered.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

To induce Purchaser to enter into this Agreement and the transactions contemplated hereby, Company represents and warrants to Purchaser as of the Closing Date as follows:

3.1              Corporate Organization and Power. Each Company Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule 3.1) and (ii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2              Authorization. Each Company Party has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Company Party of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Securities by Company, the compliance by each Company Party with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Common Stock issuable upon conversion of the Convertible Note if the term loan is made thereunder (the “Conversion Shares”) and the reservation, issuance and sale of the Warrant Shares), and the consummation by each Company Party of the transactions contemplated hereby and thereby (a) are within the corporate power and authority of Company (including such approval and authorization by the Company Board required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws) and each of its Subsidiaries and (b) have been duly authorized by all necessary corporate action of Company and each of its Subsidiaries. This Agreement has been, and each of the other Transaction Documents to which each Company Party is a party, when executed and delivered by such Company Party shall be, duly and validly executed and delivered by such Company Party. Assuming due authorization, execution and delivery by Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by each Company Party that is intended to be a party thereto shall constitute a valid and binding agreement of each such Company Party enforceable against it in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

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3.3              Reservation; Valid Issuance. The Purchase Shares, when issued and delivered in accordance with this Agreement, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of Company or any other Person. As of the Closing Date, the Conversion Shares and the Warrant Shares have been reserved for issuance upon conversion of the Convertible Note and exercise of the Warrants and, when issued and delivered in accordance with the terms of the Convertible Note and the Warrants, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of Company, any other Company Party or any other Person.

3.4              No Conflicts; Consents and Approvals; No Violation. Neither the execution, delivery or performance by each Company Party of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation by each Company Party of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, any provision of its certificate of incorporation or bylaws; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which it is a party or pursuant to which any of it or any of its assets or properties is subject, except for, in the case of each clause (i) and (ii), (A) the Liens granted in favor of Purchaser pursuant to the Credit Documents and (B) violations, breaches or defaults, which, individually or in the aggregate, would not constitute a Material Adverse Effect; or (c) require any consent, Order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Authority or any other Person (collectively, the “Consents, Approvals and Filings”) on its part, except for (w) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities Laws and the Principal Trading Market, (x) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Credit Documents, (y) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 3.4, and (z) such other Consents, Approvals and Filings which the failure of a Company Party to make or obtain would not, individually or in the aggregate, constitute a Material Adverse Effect. No Company Party is in violation or breach of any term or provision of its certificate of incorporation or bylaws, and, other than any violation or breach that would not, individually or in the aggregate, constitute a Material Adverse Effect, no Company Party is in violation or breach of any provision of any other agreement, indebtedness, mortgage, indenture, contract, Law or Order applicable to any Company Party.

3.5              Brokers Fees. No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from any of the Company Parties in connection with any of the transactions contemplated by this Agreement to occur on the Closing Date.

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3.6              Capitalization.

(a)         As of the Effective Date, the authorized Capital Stock of Company consists of (i) 100,000,000 shares of Common Stock, par value $.001 per share, 47,134,549 shares of which, as of the close of business on February 28, 2014, were issued and outstanding and no more of which additional shares (excluding any shares issued upon exercise of outstanding options) have been issued between February 28, 2014 and the Effective Date; and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, no shares of which as of the Effective Date are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(b)         As of the Effective Date, except as contemplated by this Agreement and as disclosed on Schedule 3.6(b), there are (i) no authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued Capital Stock of Company or any security convertible into or exchangeable or exercisable for Capital Stock of Company, (ii) no outstanding debt or equity securities of Company that upon the conversion, exchange, or exercise thereof would require the issuance, sale, or transfer by Company of any new or additional Capital Stock of Company (or any other securities of Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for Capital Stock of Company), (iii) no agreements or commitments obligating Company to repurchase, redeem, or otherwise acquire Capital Stock or other securities of Company or its Subsidiaries, (iv) no agreements or commitments to which Company is a party or is otherwise bound or that otherwise exists to the knowledge of Company with respect to the voting (including, without limitation, any voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, rights of first offer, buy-sell rights, co-sale rights or “drag along” rights) of any Capital Stock of Company and (v) no outstanding or authorized stock appreciation rights, phantom stock, stock rights, or other equity-based interests in respect of Company. Except as disclosed on Schedule 3.6(b), Company has not issued any indebtedness that is exercisable or exchangeable for or convertible into Capital Stock of Company. As of the Effective Date, the Purchase Shares, the Conversion Shares (assuming the Convertible Note is funded) and the Warrant Shares, assuming the amount of the Convertible Note is fully borrowed, constitute 12.9987% of Company’s issued and outstanding Capital Stock and Capital Stock Equivalents, in each case, calculated on a Fully Diluted Basis.

(c)         Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act. The Common Stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) maintained by the OTC Markets Group Inc. under the symbol “AMEH.” Company has not received any oral or written notice that its Common Stock is not eligible or will become ineligible for quotation on the OTCQB nor that its Common Stock does not meet all the requirements for the continuation of such quotation.

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(d)         Schedule 3.6(d) sets forth, as of the Effective Date, as to each Subsidiary Guarantor and, to the knowledge of Company, each other Subsidiary (x) the number of shares, units or other interests of each class of Capital Stock outstanding in each such Subsidiary, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights and (y) the registered holders of all such Capital Stock of the Subsidiaries and the number of shares, units, interests, options, warrants or other purchase rights held by each. All outstanding shares of Capital Stock of the Subsidiary Guarantors and, to the knowledge of Company, each other Subsidiary are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 3.6(d), as of the Effective Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary Guarantor and, to the knowledge of Company, each other Subsidiary outstanding or reserved for any purpose.

3.7              Offering; Investment Company Act.

(a)         Assuming the accuracy of the representations and warranties of Purchaser set forth in ARTICLE IV, the offer, sale, and issuance of the Securities, as contemplated hereby are or will be exempt from the registration requirements of the Securities Act and are or will have been registered or qualified (or are exempt from registration and qualification) under the registration or qualification requirements of all applicable state securities Laws.

(b)         Company is not, and after giving effect to the issuance of the Securities and the conversion and exercise, as applicable, of the Convertible Note and the Warrants and the application of the proceeds thereof will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.8              SEC Documents; Financial Statements; Internal Controls and Procedures.

(a)         Company has filed or furnished all forms, documents and reports required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) on a timely basis since January 31, 2011 (together with any documents so filed or furnished during such period and the period between the Effective Date and the Closing Date, in each case as may have been, or between the Effective Date and the Closing Date may be, amended, the “SEC Documents”). Each of the SEC Documents, including all SEC Documents filed or furnished after the Effective Date but prior to or on the Closing Date, complied or, if not yet filed, will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of the date filed or furnished with the SEC, none of the SEC Documents, including all SEC Documents filed or furnished after the Effective Date but prior to or on the Closing Date, contained or, if not yet filed, will contain any untrue statement of a material fact or omitted, or if not yet filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

(b)         Since January 31, 2011, subject to any applicable grace periods, Company has been and is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of the OTCQB, except for any such noncompliance that would not, individually or in the aggregate, constitute a Material Adverse Effect.

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(c)         Except as disclosed in the SEC Documents, Company has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and as necessary to permit preparation of financial statements in conformity with GAAP. Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Company’s principal executive officer and its principal financial officer by others in Company or its Subsidiaries to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act (the “Principal Officer Certifications”). As required by the Sarbanes-Oxley Act and in accordance with the most recent Principal Officer Certifications, Company’s Principal Executive Officer and Principal Financial Officer have disclosed, based on their most recent evaluation prior to the Effective Date, to Company’s auditors and the audit committee of the Company Board (i) any material weaknesses in its internal control over financial reporting and (ii) any allegation of fraud that involves management of Company or any other employees of Company and its Subsidiaries who have a significant role in Company’s internal control over financial reporting or disclosure controls and procedures. Since January 31, 2011, neither Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Company or the Subsidiaries or their respective internal accounting controls.

3.9              Absence of Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of Company and its Subsidiaries as of January 31, 2013 (or the notes thereto), (b) for Liabilities incurred under or in accordance with the Transaction Documents or in connection with the transactions contemplated hereby or thereby, (c) for Liabilities incurred under any contract or other agreement or arising under any applicable Law (other than Liabilities due to breaches thereunder or violations thereof), in each case, in the ordinary course of business since January 31, 2013, (d) for other Liabilities incurred in the ordinary course of business since January 31, 2013 and (e) for Liabilities that have been discharged or paid in full, neither Company nor any Subsidiary has any Liabilities that would be required by GAAP to be reflected on, or reserved against in, a consolidated balance sheet (or the notes thereto) of Subsidiaries, other than as does not constitute, individually or in the aggregate, a Material Adverse Effect.

3.10            Absence of Certain Changes. There has been no Material Adverse Effect since January 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

3.11            Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of Company, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting any of the Company Parties or any of their respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby.

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3.12            Credit Documents. Each of the representations and warranties contained in the Credit Documents made by Company and each of its Subsidiaries is true and correct. Company and each of the Subsidiaries agrees that, by this reference, such representations and warranties contained in the Credit Documents by Company and each of its Subsidiaries, without limiting any of the representations and warranties otherwise contained herein or in any other Transaction Document, hereby are incorporated herein, mutatis mutandis, for the benefit of Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce Company to enter into this Agreement and the transactions contemplated hereby, Purchaser represents and warrants to Company as of the Closing Date as follows:

4.1              Organization. Purchaser is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.2              Authorization. Purchaser has the requisite corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by Purchaser of the transactions contemplated hereby and thereby) (a) are within the corporate power and authority of Purchaser and (b) have been duly authorized by all necessary corporate action on the part of Purchaser (including such approvals and authorizations by the Board of Directors of Purchaser required under the Laws of the State of Nevada and the articles of incorporation and bylaws of Purchaser). This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by Purchaser shall be, duly and validly executed and delivered by Purchaser. Assuming due authorization, execution and delivery by Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by Purchaser shall constitute, a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

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4.3              No Conflicts; Consents and Approvals; No Violation. Neither the execution, delivery or performance by Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, any provision of the articles of incorporation or bylaws of Purchaser; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any provision of any agreement or other instrument to which Purchaser is a party or pursuant to which Purchaser or its assets or properties is subject, except for, in the case of each clause (i) and (ii), violations, breaches or defaults, which, individually or in the aggregate, would not materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or any Transaction Document to which it is a party or to consummate the transactions contemplated hereby or thereby; or (c) require any Consents, Approvals and Filings on the part of Purchaser, except for (x) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities Laws and (y) such other Consents, Approvals and Filings which the failure of Purchaser to make or obtain would not materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or any Transaction Document to which it is a party or to consummate the transactions contemplated hereby or thereby.

4.4              Brokers or Finders. No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from Purchaser in connection with the transactions contemplated by this Agreement to occur on the Closing Date.

4.5              Securities Law Matters.

(a)         Purchaser is acquiring the Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the other Transaction Documents to which it is a party, Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities Laws applicable to such disposition).

(b)         Purchaser is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment.

(c)         Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of Company, its Subsidiaries and materials relating to the offer and sale of the Securities which have been requested by Purchaser or its advisers. Purchaser and its advisers have been afforded the opportunity to ask questions of Company’s management concerning Company and the Securities.

(d)         Purchaser understands that except as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Securities may not be offered, sold or otherwise transferred unless (i) the Securities are offered, sold or transferred pursuant to an effective registration statement under the Securities Act, or (ii) the Securities are offered, sold or transferred pursuant to an exemption from registration under the Securities Act and any applicable state securities Laws.

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(e)         The principal offices of Purchaser and the offices of Purchaser in which it made its decision to purchase the Securities are located in the State of Massachusetts.

4.6              Availability of Funds. Purchaser has sufficient funds to pay the purchase price for the respective Securities it is purchasing pursuant to ARTICLE II.

4.7              No Reliance. Purchaser has substantial investment experience so that Purchaser has the capacity to protect its own interests and is fully capable of evaluating the merits and risks of its purchase of the Securities hereunder. Purchaser acknowledges that it has made its own decision to purchase the Securities hereunder without reliance on any representation or warranty of Company or any other party (other than with respect to the representations and warranties made by Company herein and in the other Transaction Documents (the “Express Company Representations”)). Purchaser further acknowledges that none of Company, its Subsidiaries or any third party has any responsibility with respect to any statements, representations or warranties that have been made or may be made regarding Company or the value of the Securities (except with respect to the Express Company Representations), that Company has not made any representation, warranty or covenant, express or implied and that, except with respect to the Express Company Representations, Company has not made any representation, warranty or covenant, express or implied. Specifically, Company has not made any representation, warranty or covenant, express or implied, with respect to Company’s business, financial condition, prospects, or value, or the value of the Securities (except with respect to the Express Company Representations). Purchaser has access to and the opportunity to review financial and business information concerning Company, including its public filings made with the SEC, as necessary to make a deliberate and informed decision as to whether to purchase the Securities on the terms provided in this Agreement. Purchaser represents that it has had a full, fair and complete opportunity to value the Securities. Purchaser acknowledges that the purchase price of the Securities may not be indicative of the actual fair market value of the Securities. Purchaser has been given the opportunity to (i) ask questions of and receive answers from Company and Company concerning the terms and conditions of the Securities, and the business and financial condition of Company and (ii) obtain any additional information that Company possesses with respect to the Securities. Purchaser has such knowledge and experience in financial or business matters and with respect to Company’s business, financial condition, operating results and prospects that Purchaser is capable of evaluating the merits and risks of the purchase contemplated by this Agreement.

4.8              Restricted Securities. Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Purchaser must hold the Securities until such time as they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to Company which are outside of Purchaser’s control.

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4.9              Legends. Purchaser understands that the Securities and any securities issued in respect of or exchange therefor, may be notated with one or all of the following legends:

(a)         “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)         Any legend set forth in, or required by, the other Transaction Agreements.

(c)         Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

ARTICLE V

COVENANTS

5.1              Public Announcements. Company and Purchaser shall consult with each other before issuing any press release or other public disclosure with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public disclosure as may upon the advice of counsel be required by Law or by the rules of the OTCQB, provided that, to the extent time permits, such party has used all commercially reasonable efforts to consult with the other party prior thereto. Company and Purchaser agree that the initial press release or other public disclosure relating to this Agreement and the transactions contemplated herein shall state, among other things, that Purchaser is an Affiliate of Fresenius Medical Care Holdings, Inc.

5.2              Consents, Approvals and Filings. Subject to the terms of this Agreement and the other Transaction Documents, Company and Purchaser each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by Company and its Subsidiaries or Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

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5.3              Further Assurances. Except as otherwise expressly provided in this Agreement and the other Transaction Documents, Company and Purchaser each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement or any Transaction Document; provided that the foregoing shall not impose any obligations on Purchaser to convert the Convertible Note into Conversion Shares or exercise any Warrant for Warrant Shares If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or any Transaction Document, each party shall use commercially reasonable efforts to cooperate in all respects with the other party, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement or any Transaction Document; provided, however, that neither Company nor Purchaser shall be required to expend any material funds in connection with such commercially reasonable efforts.

5.4              Quotation and Listing. For so long as any Securities are outstanding, Company shall use its commercially reasonable efforts to (i) continue to have the Common Stock quoted on the OTCQB; provided, however, that if and to the extent Company’s Common Stock meets the qualifications for quotation and/or listing on the OTCQX or any tier of any other nationally recognized U.S. securities trading market, including without limitation, the NASDAQ Stock Market or any other national securities exchange that imposes more stringent criteria for listing or trading of the Common Stock (each such market or exchange, a “Superior Trading Market”) than Company’s then Principal Trading Market, then upon the approval of the Company Board (which it may grant or withhold in its sole and absolute discretion), Company shall use its commercially reasonable efforts to apply for, pay all applicable fees and expenses in connection with, and obtain authorization for the listing or quotation of the Common Stock, including the Securities as and when represented by or converted into Common Stock, on such Superior Trading Market.

5.5              Reservation of Common Stock. Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Convertible Note and upon exercise of the Warrants, the number of shares of Conversion Shares and Warrants Shares, as the case may be, from time to time issuable upon conversion of the Convertible Note or upon exercise of the Warrants, in each case at the time outstanding.

5.6              Integration. Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of Company of any class if counsel to Company advises it that, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, there is a substantial likelihood that such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by Company to Purchaser, or (ii) the resale of the Securities by Purchaser to any subsequent transferee) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144, Rule 144A or by Regulation S thereunder or otherwise.

5.7              Rule 144 and 144A Information. Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144 or, to the extent available, Rule 144A under the Securities Act, while any of such Securities remain outstanding, Company will make available, upon request, to Purchaser or any prospective transferee of such Securities the information specified in Rule 144(c)(2) and/or Rule 144A(d)(4), as applicable, unless Company furnishes information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act in compliance with Rule 144(c)(1) and/or so as to exempt it from the information requirements in Rule 144A(d)(4), as applicable.

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5.8              [Reserved]

5.9              Confidential Information. In the event the Receiving Party (including its officers, employees, counsel, accountants, partners, Board Observer and other authorized representatives) obtains or has obtained from the Disclosing Party any Confidential Information, the Receiving Party (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement and the other Transaction Documents (and related documents), (iii) shall protect such Confidential Information with the same degree of care as the Receiving Party uses to protect its own confidential and proprietary information against public disclosure, but in no case with less than reasonable care, and (iv) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of the Receiving Party, its Affiliates or potential permitted transferees of the Receiving Party’s rights under this Agreement and the other Transaction Documents who need to know such Confidential Information for any proper purpose related to this Agreement and the other Transaction Documents or any transaction contemplated hereby or thereby and who have been informed of and have agreed in writing to protect the confidential nature of such Confidential Information and not to use such Confidential Information for any unlawful purpose (and the Receiving Party shall be responsible for compliance with this Section 5.9 by its and its Affiliates’ officers, employees, counsel, accountants, partners and other authorized representatives) or to the extent required by applicable Requirements of Law, provided that, if not prohibited by applicable Requirements of Law, the Receiving Party will (i) provide reasonable advance notice to the Disclosing Party of such disclosure so that the Disclosing Party may seek an appropriate protective order and (ii) to cooperate with the Disclosing Party, at the Disclosing Party’s expense, to obtain such protective order. Each party agrees that, due to the unique nature of the Confidential Information, the unauthorized disclosure or use of any Confidential Information of the Disclosing Party may cause irreparable harm and significant injury to the Disclosing Party, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Accordingly, each party agrees that the Disclosing Party, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Section 5.9 without the necessity of posting any bond or other security. The Receiving Party shall notify the Disclosing Party in writing immediately upon the Receiving Party’s becoming aware of any such breach or threatened breach. Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, this Section 5.9 shall survive the termination of this Agreement.

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5.10              Notification of Certain Matters. Each party shall give prompt notice to the other party of, and shall use their respective commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would cause any of its representations or warranties in this Agreement or any other Transaction Document to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time after the Effective Date but on or prior to the Closing Date and (ii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any other Transaction Document. The delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available under this Agreement or any other Transaction Document to any party receiving such notice.

5.11              Funding Fee. Company agrees to pay to Purchaser a funding fee of $20,000.00 if Company borrows the term loan pursuant to Section 2.1 of the Convertible Note. The funding fee shall be fully earned when it becomes due and payable under this Section and shall not be subject to refund to Company for any reason, including without limitation any prepayment by Company of outstanding principal under the Convertible Note.

5.12              Market Stand-off Agreement. In the event of a Qualified IPO, Purchaser hereby agrees that it will not, if so requested by the managing underwriter for such Qualified IPO, without the prior written consent of such managing underwriter, during the period commencing on the date of the final prospectus relating to such Qualified IPO, and ending on the date specified by such managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by such underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by Purchaser or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.12 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to Purchaser only if all Company officers and directors are subject to the same restrictions. The underwriters in connection with such Qualified IPO are intended third-party beneficiaries of this Section 5.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such Qualified IPO that are consistent with this Section 5.12 or that are necessary to give further effect thereto.

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ARTICLE VI

bOARD AND OTHER RIGHTS

6.1              Board Rights.

(a)         For so long as  Purchaser holds any combination of Common Stock, Convertible Note (if Company borrows the term loan thereunder), Conversion Shares, Warrants or Warrant Shares that in the aggregate either represent or entitle Purchaser to acquire at least 2,000,000 shares of Common Stock (the “Requisite Holder Condition”), (A) Purchaser shall have the right to appoint one (1) representative (the “Board Observer”) to attend all meetings of the Company Board and any committee thereof in a nonvoting observer capacity, and (B) Purchaser shall have the right to have one (1) representative (the “Purchaser Director”) nominated as a member of the Company Board and each committee thereof, including without limitation Company’s compensation committee. Purchaser shall notify Company in writing in any manner provided in Section 9.6 of this Agreement of its election to appoint a Board Observer and a Purchaser Director. Any such Purchaser Director shall enter into Company’s standard form of Board Member Service Agreement on terms no less favorable to such Purchaser Director than required of any other member of the Company Board prior and as a condition to such Purchaser Director serving on the Company Board.

(b)         As of and from the time of Purchaser’s notification to Company of its election to exercise such right: (1) the Company Board or any committee thereof shall, if necessary, increase the size of the Company Board or such committee, to accommodate the addition of the Purchaser Director and take all corporate action required by Law to promptly appoint such Purchaser Director to the Company Board or such committee and (2) the Company Board shall, for so long as the Requisite Holder Condition is satisfied and unless Purchaser notifies Company of its election to cease having such Purchaser Director serve on the Company Board or any committee thereof, renominate and reappoint such Purchaser Director to the Company Board and each committee thereof annually or from time to time at such time as it renominates and reappoints other members of the Company Board or any such committee (or to the extent that Company in the future submits nominations for directors to the Company Board to a vote of Company’s stockholders (or action by written consent of stockholders in lieu of a meeting), Company, the Company Board and any committee of the Company Board that oversees nominations to the Company Board shall use all commercially reasonable efforts to have the Purchaser Director reelected as to the Company Board by Company’s stockholders and shall solicit proxies for the Purchaser Director and take any and all such other actions to facilitate such reelection of the Purchaser Director to the same extent as it does for any of Company’s other nominees to the Company Board); (C) Company shall reimburse the Board Observer and Purchaser Director for all reasonable costs and expenses customarily incurred in attending meetings of the Company Board (other than the cost of airfare and hotel accommodations); (D) within one hundred eighty (180) days after the Closing Date, Company’s certificate of incorporation shall provide for indemnification of the members of the Company Board, or any committee thereof, to the broadest extent permitted by applicable law; (E) Company shall ensure that the Purchaser Director is afforded coverage under any Directors and Officers insurance policy then in effect on the same terms as other members of the Company Board; (F) Company shall enter into an indemnity agreement with the Purchaser Director on terms no less favorable than those included in the most director-favorable form of indemnity agreement provided to any member of the Company Board; and (G) Company shall give the Board Observer copies of all notices, minutes, consents and other materials that it provides to its directors and when so provided; provided, however, that the Board Observer agrees in a written agreement in form and substance reasonably satisfactory to Company to hold in confidence pursuant to the terms in Section 5.9 with respect to all information so provided; and, provided further, that Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between Company and its counsel.

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(c)         Purchaser shall notify Company in writing in any manner provided in Section 9.6 of this Agreement of its election to appoint a Board Observer and a Purchaser Director.

Notwithstanding anything in this Agreement to the contrary, the rights set forth in this Section 6.1 shall survive for so long as the Requisite Holder Condition is satisfied. Purchaser may assign its rights in this Section 6.1 to one or more Affiliates of Purchaser. Otherwise, (i) the Purchaser Director rights set forth in this Section 6.1 may not be assigned or transferred to any other Person and (ii) the Board Observer rights set forth in this Section 6.1 may be assigned or transferred to any other Person in connection with the sale, assignment or transfer to such Person of all of the Securities then owned beneficially and of record by Purchaser to the extent it may otherwise assign or transfer such Securities under this Agreement or a related Transaction Document, and any such assignee shall be treated as the “Purchaser” for purposes of this Section 6.1 relating to the Board Observer.

6.2              Vacancies. In the event that either the Purchaser Director or the Board Observer ceases to serve in his or her capacity as such during his or her term for any reason, and at such time Purchaser has the right to appoint or nominate a Purchaser Director or appoint a Board Observer, as the case may be, Purchaser shall have the right to submit a replacement Purchaser Director or Board Observer.

6.3              Subscription Rights.

(a)              Sale of New Securities. For so long as the Requisite Holder Condition is satisfied, if Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, Common Stock Equivalent, Capital Stock, Capital Stock Equivalents, preferred stock and restricted stock), or any other securities, warrants, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security”), Purchaser shall be afforded the opportunity (provided, in the case of an offering that is not a registered public offering, that Purchaser satisfies any applicable “accredited investor,” “qualified institutional buyer” or other investor criteria applicable to such offering) to subscribe for a pro rata share of any New Security so offered for the same price and on the same terms as such New Security is proposed to be offered to others. Purchaser’s pro rata share, for purposes of this Section 6.3, is the ratio of the number of shares of Common Stock owned by Purchaser immediately prior to the issuance of a New Security (assuming all Common Stock Equivalents owned by Purchaser are converted into or exchanged for shares of Common Stock) to the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to the issuance of such New Security. Notwithstanding the foregoing, the subscription rights set forth under this Section 6.3 shall not apply to (1) any offering by Company pursuant to an Exempt Issuance or (2) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is made to all holders of Common Stock Equivalents. For the avoidance of doubt, to the extent that Company complies with its obligations pursuant to this Section 6.3 with respect to any securities that are convertible or exchangeable into (or exercisable for) Common Stock or other equity, Purchaser shall not have an additional right to purchase pursuant to this Section 6.3 additional securities as a result of the issuance of New Securities upon the conversion, exchange or exercise of such earlier issued securities (whether or not such Purchaser exercised its right to purchase such earlier issued securities). Purchaser may assign the right to exercise the subscription rights set forth in this Section 6.3 with respect to any Securities to the extent it may otherwise transfer or assign such Securities under this Agreement or a related Transaction Document, and any such assignee shall be treated as the “Purchaser” for purposes of this Section 6.3.

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(b)         Notice. In the event Company proposes to offer New Securities, it shall give Purchaser written notice (or, if such a written notice would be required to be filed with the SEC, oral notice) of its intention, describing, to the extent then known, the price (or range of prices), anticipated amount of securities, timing and other terms upon which Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) no later than five Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after Company commences the marketing of any other offering; provided that for purposes of this Section 6.3, in addition to providing notice to Purchaser in accordance as set forth above, Company shall use its commercially reasonable efforts to effect actual notice of Purchaser as promptly as practicable, including via telephone and/or electronic mail (provided that Company shall contact only those persons listed in Section 9.6 of this Agreement and shall have no obligation to use electronic mail if such electronic mail would be required to be filed with the SEC). Company may provide such notice to Purchaser on a confidential basis (and Purchaser shall keep the information conveyed by notice confidential) prior to public disclosure of such offering. Purchaser shall have (i) twenty Business Days from the date of receipt of notice as set forth above but without accounting for any notice provided pursuant to the proviso above requiring Company to use commercially reasonable efforts to provide notice via telephone and/or electronic mail or, (ii) in the case or a “shelf takedown” from a shelf registration statement, two days from the receipt of such notice (such twenty or two day period, as applicable, the “Response Period”) to notify Company in writing whether it will exercise such subscription rights and as to the amount of New Securities Purchaser desires to purchase, up to its pro rata share of New Securities being offered. Such notice shall constitute a binding commitment by Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in Company’s notice to it and subject to other customary closing conditions and provided, with respect to a registered offering, that such notice shall not be binding unless and until Company can accept a binding commitment under applicable Laws. The failure of Purchaser to respond within the Response Period shall be deemed to be a waiver of Purchaser’s rights under this Section 6.3 only with respect to the offering described in the applicable notice.

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(c)         Purchase Mechanism. Subject to the next sentence, each of Company and Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with and prior to the offer, sale and purchase of such New Securities, including calling a meeting of Company’s stockholders to vote on any matters requiring stockholder approval in connection with the offer, sale and purchase of such New Securities (the “Subscription Proposals”), recommending to Company’s stockholders that such stockholders vote in favor of any Subscription Proposals and soliciting proxies for approval of any Subscription Proposals. By the earlier of (i) within one hundred eighty (180) days after Closing and (ii) twenty (20) Business Days prior to the offer, sale and purchase of New Securities, Company shall amend its certificate of incorporation in order to permit Purchaser’s exercise of its rights under this Section 6.3 and such amendment shall be in form and substance reasonably satisfactory to Purchaser.

(d)         Failure to Purchase. In the event Purchaser fails to exercise its subscription rights provided in this Section 6.3 within the Response Period, or, if so exercised, such Purchaser is unable to consummate such purchase upon the closing of the sale and issuance of New Securities for any reason, Company shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 6.3 or which Purchaser does not or is unable to purchase, at a price and upon terms no more favorable to purchasers of such securities than were specified in Company’s notice to such Purchaser. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale. In the event Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of said agreement)), Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to such Purchaser in the manner provided above.

(e)         Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)         Cooperation. Company and Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights pursuant to this Section 6.3, including securing any required approvals or consents.

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6.4              Certain Other Covenants.

(a)         At the appropriate time and for so long as the Requisite Holder Condition is satisfied, Company shall (i) consider in good faith (A) establishing, maintaining and utilizing governance and oversight committees (including for Affiliate transactions), (B) evaluating compliance plans and policies, including policies and procedures for monitoring adherence to Company’s non-solicitation and other restrictive covenants, and (C) hiring a compliance officer to implement and monitor such plans and policies and (ii) maintain and utilize its existing committees for audit and compensation.

(b)         Company shall ensure that (i) Company’s compensation committee approves all compensation for each officer and director of Company and those Persons who are Subsidiaries of Company pursuant to clause (i) of the definition of Subsidiary and (ii) no member of Company’s compensation committee shall vote to approve any of his or her own compensation.

ARTICLE VII

CONDITIONS TO CLOSING

7.1              Conditions to Obligations of Purchaser and Company at Closing. The obligations of Purchaser and Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

(a)         no preliminary or permanent injunction or other Order by any Governmental Authority which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction or Order lifted);

(b)         any Consents, Approvals and Filings that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) Company’s failure to make or obtain such Consents, Approvals and Filings would not, individually or in the aggregate, constitute a Material Adverse Effect or (ii) Purchaser’s failure to obtain such Consents, Approvals and Filings would not have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement; and

(c)         no suit, claim, investigation, action or other proceeding shall be pending or, to the knowledge of Company or Purchaser, respectively, threatened against Purchaser or Company Parties before any Governmental Authority which reasonably could be expected to result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

7.2              Additional Conditions to Obligations of Purchaser at Closing. The obligations of Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

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(a)              each of the representations and warranties made by Company in ARTICLE III shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality or by Material Adverse Effect, in which case such representation or warranty shall be true in all respects) on and as of such date with the same effect as if made on and as of such date (except to the extent any such representation or warranty related to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date (except to the extent any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true in all respects as of such date));

(b)         Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by Company on or prior to the Closing Date;

(c)         from the Effective Date through the Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

(d)         the Purchase Shares, the Conversion Shares and the Warrant Shares shall have been duly authorized and reserved for issuance and shall have been authorized for quotation on the OTCQB, subject only to notice of issuance;

(e)         the trading of the Common Stock shall not have been suspended by the SEC, the OTCQB or any supervising authority over the OTCQB authority;

(f)         Company shall have delivered the following to Purchaser:

(i)         an officer’s certificate certifying as to Company’s compliance with the conditions set forth in clauses (a) through (e) of this Section 7.2;

(ii)         the Convertible Note, executed by a duly authorized officer of Company;

(iii)        Certificates Representing the Purchase Shares, executed by a duly authorized officer of Company and authenticated by Company’s Transfer Agent;

(iv)        the Warrants, executed by a duly authorized officer of Company;

(v)         the Guaranty, duly completed and executed by the Subsidiary Guarantors, in form and substance satisfactory to Purchaser;

(vi)        the Registration Rights Agreement, executed by a duly authorized officer of Company;

(vii)       the Shareholders Agreement, executed by the parties specified therein;

(viii)      the portion of the funding fee, if any, required to be paid to Purchaser on the Closing Date pursuant to Section 5.11; and

(ix)         such other documents as may be required by this Agreement or reasonably requested by Purchaser; and

(g)         all conditions precedent for closing the Credit Agreement shall have been satisfied to the reasonable satisfaction of Purchaser.

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7.3              Additional Conditions to Obligations of Company at Closing. The obligations of Company to consummate the transactions contemplated hereby to be consummated at Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the following additional conditions:

(a)         each of the representations and warranties made by Purchaser in ARTICLE IV shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified as to materiality or by Material Adverse Effect, in which case such representation or warranty shall be true in all respects) on and as of such date with the same effect as if made on and as of such date (except to the extent any such representation or warranty related to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date (except to the extent any such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case such representation or warranty shall be true in all respects as of such date));

(b)         Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by Purchaser on or prior to the Closing Date;

(c)         Purchaser shall have delivered the following to Company:

(i)         an officer’s certificate certifying as to Purchaser’s compliance with the conditions set forth in clauses (a) and (b) of this Section 7.3;

(ii)         the purchase price payable for the Convertible Note and the Purchase Shares;

(iii)        the Registration Rights Agreement, executed by a duly authorized officer of Purchaser;

(iv)        the Shareholders Agreement, executed by the parties specified therein; and

(v)         such other documents as may be required by this Agreement or reasonably requested by Company.

(d)         all conditions precedent for closing the Credit Agreement shall have been satisfied to the reasonable satisfaction of Company.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

8.1              Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall survive the transactions contemplated by this Agreement to be consummated at the Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of eighteen (18) months and thereupon shall terminate, unless an Indemnity Notice shall have been delivered with respect thereto with such period.

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8.2              Indemnification.

(a)         Company shall indemnify and hold harmless Purchaser, its Affiliates, and their respective directors and officers, and each Person, if any, who controls Purchaser or any of its Affiliates (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ and accountants’ fees, disbursements and expenses, as incurred) (collectively, “Losses”) incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Company contained in this Agreement.

(b)         Purchaser shall indemnify and hold harmless Company, its directors and officers, and each Person, if any, who controls Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all Losses incurred by such Person entitled to indemnification hereunder arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

8.3              Method of Asserting Indemnification for Third Party Claims. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this ARTICLE VIII except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties selected by such parties (which selection shall be reasonably satisfactory to the indemnifying party), in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 8.2. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

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8.4              Method of Asserting Indemnification for Other Claims. In the event any indemnified party should have a claim under Section 8.2 against the indemnifying party that does not involve a third party claim, the indemnified party shall deliver a written notification of a claim for indemnity under Section 8.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the indemnifying party. The failure by any indemnified party to give the Indemnity Notice shall not impair such party’s rights under Section 8.2 except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure.

8.5              Limitations on Indemnification. The maximum amount that Company or Purchaser can recover for Losses pursuant to this ARTICLE VIII for breaches of representations and warranties shall not in the aggregate exceed the aggregate purchase price of the Securities. The maximum amount that Company or Purchaser can recover for Losses pursuant to this ARTICLE VIII for breaches of covenants shall not in the aggregate exceed the sum of (i) the aggregate purchase price of the Securities plus (ii) an amount equal to twenty percent (20%) per annum of the aggregate purchase price of the Securities, which amount shall compound on each anniversary of the Closing Date and shall be treated under clause (i) of this Section 8.5 as part of the aggregate purchase price of the Securities. Neither Company nor Purchaser shall have any obligation under this ARTICLE VIII to indemnify any Person for lost profits or for indirect, incidental, punitive, special or exemplary damages. The indemnification provided in this ARTICLE VIII shall be the sole and exclusive remedy for monetary damages available to Company and Purchaser for matters for which indemnification is provided under this ARTICLE VIII.

ARTICLE IX

MISCELLANEOUS

9.1              Fees and Expenses. Except as otherwise provided in any Transaction Document, each party shall pay its owns expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and each Transaction Document and the consummation of the transactions contemplated hereby and thereby. Company agrees to pay on demand all reasonable out-of-pocket expenses of Purchaser, including reasonable fees and disbursements of counsel, in connection with: (i) any amendments, supplements, consents or waivers hereto, the Transaction Documents because of actual or prospective defaults hereunder or Defaults or Events of Default, as such term is defined in the Convertible Note, and (ii) the enforcement of this Agreement and the other Transaction Documents. In addition, Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Transaction Documents and agrees to save Purchaser harmless from and against any and all Liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that Company shall pay amounts referred to in this Section 9.1 directly. In the event Purchaser pays any of the amounts referred to in this Section 9.1 directly, Company will reimburse Purchaser for such advances and interest on such advance shall accrue until reimbursed at the Default Rate applicable for the Term Loan as defined in the Credit Agreement.

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9.2              Independent Contractors. Each party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either party the power or authority to act for, bind, or commit the other party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the parties.

9.3              Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

9.4              Successors and Assigns. Company may not assign, delegate, or otherwise transfer (whether by operation of law, by contract, or otherwise) its rights and obligations under this Agreement or any of the other Transaction Documents or any portion hereof or thereof. Nothing in this Agreement or any other Transaction Document shall prohibit Purchaser from assigning, delegating or transferring this Agreement and Purchaser’s rights and obligations under any of the other Transaction Documents to an Affiliate of Purchaser. Otherwise, Purchaser may not assign, delegate or otherwise transfer (whether by operation of law, by contract or otherwise) its rights and obligations under this Agreement or any of the other Transaction Documents or any portion hereof or thereof (i) at any time prior to the first anniversary of the Effective Date and, (ii) thereafter, to any Person whose principal business is providing integrated healthcare services or who otherwise is a competitor of Company as determined reasonably and in good faith by the Company Board. Subject to the foregoing and to the second paragraph of Section 6.1, nothing in this Agreement or any other Transaction Document shall prohibit Purchaser from assigning, delegating, pledging or transferring this Agreement and Purchaser’s rights under any of the other Transaction Documents, including collateral therefor, so long as any such assignee, delegatee, pledgee or transferee is a “United States Person” for purposes of Section 7701(a)(30) of the Code. Any attempted assignment, delegation, or transfer in violation of this Section 9.4 shall be void and of no force or effect.

9.5              Entire Agreement. THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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9.6              Notices. All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five (5) days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address or telecopy number set forth below. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day. Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses.

(i)             if to Company, to:

Apollo Medical Holdings, Inc.

700 N. Brand Blvd., Suite 220

Glendale, California 91203

Attention: Chief Financial Officer

Telephone: (818) 396-8050

Fax: (818) 844-3888

(ii)            if to Purchaser, to:

NNA of Nevada, Inc.

920 Winter Street

Waltham, Massachusetts 02451

Attention: Mark Fawcett/Christine Smith

Telephone: (781) 699-2668/(781) 699-9165

Fax: (781) 699-9756

Company or Purchaser may, by notice given hereunder, designate any further or different addresses or telecopy numbers to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

9.7              Time Periods; Business Days. Any action required hereunder to be taken within a certain number of days shall, except as may otherwise be expressly provided herein, be taken within that number of calendar days excluding the day on which the counting is initiated and including the final day of the period; provided, however, that if the last day for taking such action falls on a day which is not a Business Day, the period during which such action may be taken shall automatically be extended to the Business Day immediately following such day.

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9.8              Amendments. Any provision of this Agreement or any other Transaction Document to which Company is a party may be amended if such amendment is in writing and is signed by Company and Purchaser.

9.9              Waiver. The rights and remedies provided for herein are cumulative and not exclusive of any right or remedy that may be available to any party whether at law, in equity, or otherwise. No delay, forbearance, or neglect by any party, whether in one or more instances, in the exercise or any right, power, privilege, or remedy hereunder or in the enforcement of any term or condition of this Agreement shall constitute or be construed as a waiver thereof. No waiver of any provision hereof, or consent required hereunder, or any consent or departure from this Agreement, shall be valid or binding unless expressly and affirmatively made in writing and duly executed by the party to be charged with such waiver. No waiver shall constitute or be construed as a continuing waiver or a waiver in respect of any subsequent breach, either of similar or different nature, unless expressly so stated in such writing.

9.10              Descriptive Headings; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

9.11              Governing Law. This Agreement and, unless otherwise provided in any other Transaction Document, the other Transaction Documents shall be governed by and interpreted in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.12              Consent to Jurisdiction; Waiver of Jury Trial. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH OF COMPANY AND PURCHASER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF FEDERAL COURT SITTING IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK AND THE COURTS OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN FOR ANY ACTION TO WHICH COMPANY AND PURCHASER ARE PARTIES. TO THE EXTENT PERMITTED BY LAW, EACH OF COMPANY AND PURCHASER WAIVES TRIAL BY JURY AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER PROCEEDING TO WHICH COMPANY OR PURCHASER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PURCHASER OR COMPANY. COMPANY ALSO CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

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9.13              Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

9.14              Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.

9.15              Captions. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

COMPANY:

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Kyle Francis
Name:	Kyle Francis
Title:	CFO

Signature Page to Investment Agreement (1 of 1)

PURCHASER:

NNA OF NEVADA, INC.

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President and Treasurer

Signature Page to Investment Agreement (2 of 2)

EXHIBIT A

FORM OF CONVERTIBLE NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT